For Immediate Release	Exhibit 99.1
Contact:
Dennis Craven (Company)	Chris Daly (Media)
Chief Operating Officer	DG Public Relations
(561) 227-1386	(703) 864-5553

Chatham Lodging Announces Fourth Quarter 2025 Results

WEST PALM BEACH, Fla., February 25, 2026—Chatham Lodging Trust (NYSE: CLDT), a lodging real estate investment trust (REIT) that invests in upscale, extended-stay hotels and premium-branded, select-service hotels, today announced results for the fourth quarter ended December 31, 2025.

Fourth Quarter 2025 Key Items

•

Portfolio Revenue Per Available Room (RevPAR) – Declined 1.8 percent to $131 compared to 2024 fourth quarter RevPAR of $133 for the 33 comparable hotels. Average daily rate (ADR) decreased 0.9 percent to $179, and occupancy slipped 70 basis points to 73 percent.

•

Net Income (loss) – Earned net income applicable to common shareholders of $3 million in the 2025 fourth quarter compared to a loss of $4 million in the 2024 fourth quarter. Fourth quarter net income to common shareholders per diluted common share was $0.05 in 2025 compared to a loss of $0.08 for the same period last year.

•	Hotel Margins – GOP margins declined a mere 30 basis points to 40.2 percent despite declining RevPAR, while Hotel EBITDA rose 70 basis points to 33.2 percent.

•	Adjusted EBITDA – Adjusted EBITDA declined $1 million from last year, but excluding hotels sold, actually grew 4 percent or $1 million from $19 million to $20 million.

•

Adjusted FFO – Produced AFFO of $10 million in both the 2025 and 2024 fourth quarters. On a per share basis, adjusted FFO rose 5 percent or $0.01 per share to $0.21 per share in the 2025 fourth quarter.

•

Corporate Initiatives – Repurchased approximately 1.0 million shares for an estimated $7.0 million during the quarter at an average price of $6.73 per share. Also closed the sale of a 26-year-old hotel for $17 million. Including the pending renovation of $6 million, the sale price equates to an approximate 4 percent capitalization rate.

The following chart summarizes the consolidated financial results for the three- and twelve-months ended December 31, 2025 and 2024, based on all properties owned during those periods, except for RevPAR, which is based on the 33 comparable hotels ($ in millions, except margin percentages and per share data):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net income (loss) to common shareholders	$2.6	($3.7)	$7.1	($3.8)
Diluted net income (loss) per common share	$0.05	($0.08)	$0.14	($0.08)
RevPAR	$131	$133	$143	$142
GOP Margin	40%	41%	42%	43%
Hotel EBITDA Margin	33%	33%	35%	35%
Adjusted EBITDA	$20.2	$21.1	$92.8	$100.9
AFFO	$10.4	$10.0	$52.7	$55.5
AFFO per diluted share	$0.21	$0.20	$1.02	$1.08
Dividends declared per common share	$0.09	$0.07	$0.36	$0.28

2025 Highlights

Jeffrey H. Fisher, Chatham’s president and chief executive officer highlighted, “We accomplished much during 2025. Operationally, we produced solid results despite very volatile conditions, and our intense asset management enabled us to hold margins essentially flat year-over-year. In fact, for the first time since the pandemic, we generated the highest operating margins in the industry, reclaiming our spot atop the rankings, a position we held from essentially 2010 to 2019. Strategically, we sold four of our older hotels at a very attractive cap rate, using a portion of the proceeds to lower debt and to acquire shares under our newly implemented repurchase plan. In fact, since announcing the plan, we have repurchased approximately 1.8 million shares at an average price of $6.87 per share for total repurchase of almost $13 million, or just over half of our $25 million repurchase plan. Since inception, we have repurchased approximately 4 percent of outstanding shares at an approximate 9.3 percent capitalization rate based on our 2026 guidance.”

Chatham's 2025 highlights include:

•	Raised common dividend by approximately 28 percent
•	Implemented a $25 million share repurchase plan for the first time in history, and in 2025 acquired 1.3 million shares at an average price of $6.83 per share for total repurchases of $9 million.
•	Maintained RevPAR at $142 compared to 2024 despite many industry-wide challenges (DOGE, Liberation Day and its impact on inbound international travel, government shutdown threats and ultimately a shutdown).
◦	Enjoyed fourth consecutive year of RevPAR outperforming industry performance
•	Expanded other department profits by 1 percent, adding 25 basis points of margins
•	Generated GOP margins of 42 percent, a decline of only 20 basis points despite flat RevPAR
•	Grew RevPAR index by 1 percent, adding approximately $3 million of room revenue
•	Delivered a decline in labor and benefit expenses across all departments on a per occupied room basis
•	Sold four hotels with an average age of 23 years for $71 million ($90 million including near-term foregone renovations) at an approximate 6 percent capitalization rate
•	Successfully completed the largest ($500 million) and most attractive financing in Chatham's history (decline in overall borrowing costs)
•	Reduced net debt by $70 million
◦	Lowered overall leverage ratio from 23 percent to 20 percent
•	Added 10 rooms to the portfolio, converting available spaces for best use and financial returns
•	Participated in the Global Real Estate Sustainability Benchmark (“GRESB”) for the fourth time, achieving a score of 81 percent which is 8 percent higher than peer average
◦	Ranked 29 out of 95 listed companies in the Americas, and 4th in Chatham's peer group

“2025 was a successful year notwithstanding our and our peer’s shareholder returns. Our 2026 guidance reflects a conservative short-term outlook given recent industry volatility, but we are quite positive on the industry long-term. GDP growth is projected to be strong in 2026, and if even a portion of the announced capital investments come to fruition for reshoring and existing corporate expansions, the outlook past 2026 looks equally strong. Existing hotel owners stand to outperform as demand growth is expected to outpace muted supply growth expectations. We have flexibility and significant capacity to make acquisitions, repurchase shares, grow FFO and increase distributable cash flow," Fisher emphasized.

Hotel RevPAR Performance

The chart below summarizes key hotel financial statistics for the 33 comparable hotels owned as of December 31, 2025, compared to the 2024 fourth quarter:

	Q4 2025 RevPAR	Q4 2024 RevPAR
Occupancy	73%	74%
ADR	$179	$180
RevPAR	$131	$133

The chart below summarizes RevPAR statistics by month for the company’s 33 comparable hotels:

	October	November	December
Occupancy	81%	72%	68%
ADR	$199	$172	$161
RevPAR	$161	$123	$108
RevPAR – prior year	$164	$125	$110
% Change in RevPAR vs. prior year	(2)%	(2)%	(1)%

Fisher continued, “Continuing a trend throughout the first three quarters of the year, fourth quarter demand was adversely impacted by government shutdowns as well as the decline in convention-related business in four of our markets where two of the markets have convention centers closed for renovation. RevPAR was down 11 percent at our three Washington D.C. hotels and down 11 percent across our convention-dependent markets of San Diego, San Antonio, Austin and Dallas. The impact from the shutdown and convention-driven business adversely impacted fourth quarter RevPAR by approximately 300 basis points.”

RevPAR performance for Chatham’s largest markets (markets that account for five percent of hotel EBITDA contribution over the last twelve months) is presented below:

	% OF LTM EBITDA	Q4 2025 RevPAR	Q4 2024 RevPAR	Change vs. Q4 2024
33 - Hotel Portfolio		$131	$133	(2)%
Silicon Valley	16%	$135	$136	(1)%
Los Angeles	10%	$155	$154	1%
Coastal Northeast	10%	$148	$158	(6)%
Greater New York	9%	$171	$163	5%
Washington, D.C.	9%	$122	$137	(11)%
San Diego	6%	$150	$179	(16)%
Dallas	5%	$95	$89	7%
Seattle	5%	$115	$101	14%

Dennis Craven, Chatham's chief operating officer, summarized performance in other key markets below:

•

"In Silicon Valley, we were able to meaningfully reduce our RevPAR decline from down 4 percent in the third quarter to only 1 percent in the fourth quarter. Specifically in Sunnyvale, as mentioned in the third quarter, our RevPAR was down 9 percent as we turned away a group asking for reduced pricing, and we were able to replace most of that lost business in the fourth quarter at these two hotels with RevPAR down less than 1 percent.

•	Los Angeles RevPAR growth at our Anaheim Residence Inn was offset by declines at our Marina Del Rey and Woodland Hills hotels as corporate and leisure demand continues to be impacted by general unrest in the area.
•	Our Coastal Northeast hotels saw RevPAR decline 6 percent with occupancy down 8 percent on general softness in leisure travel in November and December attributable to timing of holidays and weather over key weekends.
•	RevPAR growth of 5 percent and 14 percent in Greater New York and Seattle was attributable to strengthening corporate demand in each of our hotels in these markets.
•	The RevPAR decline in San Diego is due to a softer convention calendar as well as reduced demand from border patrol groups that were prevalent in 2024."

Approximately 66 percent of Chatham’s hotel EBITDA over the last twelve months was generated from its extended-stay hotels. Chatham has the highest concentration of extended-stay rooms of any public lodging REIT at 59 percent. RevPAR performance for Chatham’s largest brands (brands that account for more than 5 percent of hotel EBITDA contribution over the last twelve months) is presented below (number of hotels in parentheses):

	% of LTM EBITDA	Q4 2025 RevPAR	Q4 2024 RevPAR	Change vs. Q4 2024
Residence Inn (16)	53%	$142	$145	(2)%
Hilton Garden Inn (3)	7%	$129	$135	(5)%
Courtyard (3)	7%	$100	$95	5%
Home2 Suites (2)	7%	$135	$126	7%
Hampton Inn (2)	6%	$148	$162	(9)%
Hyatt Place (2)	6%	$109	$107	2%
Embassy Suites (1)	5%	$113	$138	(18)%

Hotel Operations Performance

The chart below summarizes key hotel operating performance measures for the three months ended December 31, 2025, and 2024. RevPAR is based on the 33 comparable hotels, and all other data is based on all properties owned during that period. Gross operating profit is calculated as Hotel EBITDA plus property taxes, ground rent and insurance (in millions, except for RevPAR and margin percentages):

	Q4 2025	Q4 2024
RevPAR	$131	$133
Gross operating profit	$27	$30
Hotel EBITDA	$22	$24
GOP margin	40%	41%
Hotel EBITDA margin	33%	33%

Craven concluded, “Excluding sold hotels, hotel EBITDA grew $1 million versus last year as we were able to minimize our increase in labor and benefit costs to less than 3 percent on a cost per occupied room basis, and we benefitted from a decline in property taxes of $0.8 million that aided margins by 100 basis points.”

Corporate Update

The chart below summarizes key financial performance measures for the three months ended December 31, 2025, and 2024. Corporate EBITDA is calculated as hotel EBITDA minus cash corporate general and administrative expenses and is before debt service and capital expenditures. Debt service includes interest expense and principal amortization on its secured debt, as well as dividends on its preferred shares of $2.0 million per quarter. Cash flow before CapEx is calculated as Corporate EBITDA less debt service. Amounts are in millions, except RevPAR.

	Q4 2025	Q4 2024
RevPAR	$131	$133
Hotel EBITDA	$22	$24
Corporate EBITDA	$20	$21
Debt Service & Preferred	$(7)	$(9)
Cash flow before CapEx	$13	$12

Hotel Investments

During the fourth quarter of 2025, the company incurred capital expenditures of approximately $4 million. The company commenced renovations of the Residence Inn Austin, Texas, and the Residence Inn Mountain View, Calif., and these will finish in the 2026 first quarter. Chatham’s 2025 capital expenditure budget was approximately $26 million, and the company expects total expenditures to be approximately $25 million.

Chatham’s 2026 capital expenditure budget is approximately $26 million, which includes renovations at three hotels expected to cost approximately $17 million. The three hotels scheduled for renovation in 2026 are the Residence Inn San Diego Gaslamp, Homewood Suites Farmington, CT and Hyatt Place Pittsburgh, PA, and all renovations will commence in the fourth quarter.

Share Buy-Back Plan

During the three months ended December 31, 2025, the company repurchased 1.0 million common shares at a weighted-average price per share of $6.73 for an aggregate purchase price, including commissions, of approximately $7.0 million. During 2025, the company repurchased 1.3 million common shares at a weighted average price per share of $6.83 for an aggregate purchase price, including commissions, of approximately $9.0 million.

Including shares repurchased after quarter-end, since inception, the company has repurchased 1.8 million shares at a weighted-average price per share of $6.87 for an aggregate purchase price, including commissions, of approximately $12.6 million.

Capital Markets & Capital Structure

As of December 31, 2025, the company had net debt of $319 million (total consolidated debt less unrestricted cash), a decline of $70 million down from $389 million as of December 31, 2024. Total debt outstanding as of December 31, 2025, was $343 million at an average interest rate of 6.2 percent, comprised of $143 million of fixed-rate mortgage debt at an average interest rate of 7.2 percent, $200 million outstanding on its term loan at a rate of 5.5 percent and nothing outstanding on the company's $300 million revolving credit facility which carries a current interest rate of 5.5 percent. Based on the ratio of the company’s net debt to hotel investments at cost, Chatham’s leverage ratio was approximately 20 percent, down from 23 percent on December 31, 2024.

Dividend

During the quarter, the board of trustees declared its regular quarterly common and preferred dividends. The $0.09 common dividend, as well as the preferred share dividend of $0.41406 per share, were payable on January 15, 2026, to shareholders of record as of December 31, 2025.

The Board will continue to evaluate the common share dividend on a quarterly basis, and the company will announce its first quarter 2026 dividend next week.

Guidance

The company’s guidance reflects the following assumptions:

a.	Renovations at the hotels mentioned in this release
b.	Floating rate debt based on SOFR forward curve
c.	$2.1 million impact on 2026 Hotel EBITDA from hotels sold in 2025
d.	No additional acquisitions, dispositions, debt or equity issuance
e.	Effective January 1, 2026, the Company will exclude non-cash share-based compensation from its calculation of Adjusted FFO to make its presentation of this measure consistent with the majority of other public lodging REITs.

2026
RevPAR	$142 - $145
RevPAR growth	-0.5% to 1.5%
Total hotel revenue	$284 - $290 M
Net income (loss) to common shares	$(13.0) - $(8.0) M
Net income (loss) per diluted share	$(0.27) - $(0.16)
Adjusted EBITDA	$84 - $89 M
Adjusted FFO	$53 - $58 M
Adjusted FFO per diluted share	$1.04 - $1.14
Hotel EBITDA margins	33.5% - 34.5%
Corporate cash administrative expenses	$11.1 M
Corporate non-cash administrative expenses	$6.1 M
Interest expense (excluding fee amortization)	$21.4 M
Non-cash amortization of deferred fees	$2.0 M
Weighted average shares/units outstanding	50.9 M

The company provides guidance but does not undertake to update it for any developments in its business. Achievement of the results is subject to the risks disclosed in the company’s filings with the Securities and Exchange Commission.

Earnings Call

The company will hold its fourth quarter 2025 conference call later today at 10:30 a.m. Eastern Time. Shareholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto Chatham’s website, www.chathamlodgingtrust.com, or may participate in the conference call by dialing 1-800-717-1738 or 1-646-307-1865 and referencing Chatham Lodging Trust. A recording of the call will be available by telephone until March 4, 2026, at 11:59 p.m. Eastern Time, by dialing 1-844-512-2921 or 1-412-317-6671, access ID 1101688. A replay of the conference call will be posted on Chatham’s website.

About Chatham Lodging Trust

Chatham Lodging Trust is a self-advised, publicly traded real estate investment trust (REIT) focused primarily on investing in premium-branded extended-stay and select-service hotels. The company owns 33 hotels totaling 5,021 rooms/suites in 15 states and the District of Columbia. Additional information about Chatham may be found at chathamlodgingtrust.com.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). The company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (5) EBITDAre (6) Adjusted EBITDA and (7) Adjusted Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as prescribed by GAAP as a measure of its operating performance.

FFO As Defined by NAREIT and Adjusted FFO

The company calculates FFO in accordance with standards established by the NAREIT, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment write-downs, the cumulative effect of changes in accounting principles, plus depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures following the same approach. The company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it measures its performance without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of real estate assets and certain other items that the company believes are not indicative of the property level performance of its hotel properties. The company believes that these items reflect historical cost of its asset base and its acquisition and disposition activities and are less reflective of its ongoing operations, and that by adjusting to exclude the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that also report using the NAREIT definition.

The company calculates Adjusted FFO by further adjusting FFO for certain additional items that are not addressed in NAREIT’s definition of FFO, including other charges, losses on the early extinguishment of debt and similar items related to its unconsolidated real estate entities that it believes do not represent costs related to hotel operations. The company believes that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that make similar adjustments to FFO.

EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA

The company calculates EBITDA for purposes of the credit facility debt as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; and (4) unconsolidated real estate entity items including interest, depreciation and amortization excluding gains and losses from sales of real estate. The company believes EBITDA is useful to investors in evaluating and facilitating comparisons of its operating performance because it helps investors compare the company’s operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, the company uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

The company calculates EBITDAre in accordance with NAREIT guidelines, which defines EBITDAre as net income or loss excluding interest expense, income tax expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated joint ventures. We believe that the presentation of EBITDAre provides useful information to investors regarding the Company's operating performance and can facilitate comparisons of operating performance between periods and between REITs.

The company calculates Adjusted EBITDA by further adjusting EBITDA for certain additional items, including other charges, losses on the early extinguishment of debt, amortization of non-cash share-based compensation and similar items related to its unconsolidated real estate entities, which it believes are not indicative of the performance of its underlying hotel properties entities. The company believes that Adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that report similar measures.

Adjusted Hotel EBITDA is defined as net income before interest, income taxes, depreciation and amortization, corporate general and administrative, impairment loss, loss on early extinguishment of debt, interest and other income and income or loss from unconsolidated real estate entities. The Company presents Adjusted Hotel EBITDA because the Company believes it is useful to investors in comparing its hotel operating performance between periods and comparing its Adjusted Hotel EBITDA margins to those of our peer companies. Adjusted Hotel EBITDA represents the results of operations for its wholly owned hotels only.

Although the company presents FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA because it believes they are useful to investors in comparing the company’s operating performance between periods and between REITs that report similar measures, these measures have limitations as analytical tools. Some of these limitations are:

•

FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect changes in, or cash requirements for, the company’s working capital needs;
•	FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect funds available to make cash distributions;
•

EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the company’s debts;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may need to be replaced in the future, and FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect any cash requirements for such replacements;

•

Non- cash compensation is and will remain a key element of the company’s overall long-term incentive compensation package, although the company excludes it as an expense when evaluating its ongoing operating performance for a particular period using adjusted EBITDA;

•

Adjusted FFO, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the impact of certain cash charges (including acquisition transaction costs) that result from matters the company considers not to be indicative of the underlying performance of its hotel properties; and

•

Other companies in the company’s industry may calculate FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA differently than the company does, limiting their usefulness as a comparative measure.

In addition, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not represent cash generated from operating activities as determined by GAAP and should not be considered as alternatives to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA are not measures of the Company’s liquidity. Because of these limitations, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.

The Company compensates for these limitations by relying primarily on its GAAP results and using FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA only supplementally. The Company’s consolidated financial statements and the notes to those statements included elsewhere are prepared in accordance with GAAP. The company’s reconciliation of FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA to net income attributable to common shareholders, as determined under GAAP, is set forth below.

Forward-Looking Statement Safe Harbor

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements include those with regard to the potential future impact of the COVID-19 pandemic, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include information about possible or assumed future results of the lodging industry and our business, financial condition, liquidity, results of operations, cash flow and plans and objectives. These statements generally are characterized by the use of the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements. Important factors that we think could cause our actual results to differ materially from expected results are summarized below.

Other risks include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at the company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the company’s indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; the company’s ability to maintain its properties in a Fourth-class manner, including meeting capital expenditure requirements; the company’s ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; the company’s ability to complete acquisitions and dispositions; and the company’s ability to continue to satisfy complex rules in order for the company to remain a REIT for federal income tax purposes and other risks and uncertainties associated with the company’s business described in the company's filings with the SEC; inaccuracies of our accounting estimates and the uncertainty and economic impact of pandemics, epidemics or other public health emergencies of fear of such events, such as the recent COVID-19 pandemic. Given these uncertainties, undue reliance should not be placed on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events. The forward-looking statements should also be read in light of the risk factors identified in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as updated by the Company's subsequent filings with the SEC under the Exchange Act.

CHATHAM LODGING TRUST

Consolidated Balance Sheets

(In thousands, except share and per share data)

	December 31,	December 31,
	2025	2024
Assets:
Investment in hotel properties, net	$1,106,890	$1,197,518
Cash and cash equivalents	24,435	20,195
Restricted cash	8,203	9,649
Right of use asset, net	16,912	17,547
Hotel receivables (net of allowance for doubtful accounts of $261 and $300, respectively)	2,831	2,921
Deferred costs, net	7,384	4,038
Prepaid expenses and other assets	3,726	2,813
Total assets	$1,170,381	$1,254,681
Liabilities and Equity:
Mortgage debt, net	$141,475	$157,211
Revolving credit facility	—	110,000
Unsecured term loan, net	197,438	139,638
Accounts payable and accrued expenses (including $234 and $490 due to related parties, respectively)	26,648	29,621
Lease liability	20,067	20,634
Distributions payable	6,704	5,580
Total liabilities	392,332	462,684
Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized; 4,800,000 and 4,800,000 shares issued and outstanding at December 31, 2025 and 2024, respectively	48	48
Common shares, $0.01 par value, 500,000,000 shares authorized; 47,708,587 and 48,912,293 shares issued and outstanding at December 31, 2025 and 2024, respectively	477	488
Additional paid-in capital	1,039,804	1,047,176
Accumulated deficit	(299,527)	(289,130)
Total shareholders’ equity	740,802	758,219
Noncontrolling Interests:
Noncontrolling Interest in Operating Partnership	37,247	33,778
Total equity	778,049	791,997
Total liabilities and equity	$1,170,381	$1,254,681

CHATHAM LODGING TRUST

Consolidated Statements of Operations

(In thousands, except share and per share data)

	For the three months ended		For the years ended
	December 31,		December 31,
	2025	2024	2025	2024
Revenue:
Room	$61,469	$68,528	$269,206	$290,290
Food and beverage	1,810	1,931	6,894	7,737
Other	4,183	4,383	17,897	18,077
Reimbursable costs from related parties	275	269	1,078	1,105
Total revenue	67,737	75,111	295,075	317,209
Expenses:
Hotel operating expenses:
Room	14,497	16,201	59,752	65,311
Food and beverage	1,325	1,536	5,517	6,218
Telephone	288	369	1,172	1,360
Other hotel operating	1,134	1,095	4,487	4,127
General and administrative	6,307	6,923	27,010	28,826
Franchise and marketing fees	5,405	5,939	23,620	25,355
Advertising and promotions	1,619	1,625	6,804	6,229
Utilities	2,812	3,100	12,372	13,161
Repairs and maintenance	3,808	4,281	15,272	16,516
Management fees paid to related parties	2,320	2,615	9,895	10,733
Insurance	813	836	3,272	3,340
Total hotel operating expenses	40,328	44,520	169,173	181,176
Depreciation and amortization	14,616	15,286	59,749	60,741
Impairment loss	—	4,256	—	4,256
Property taxes, ground rent and insurance	4,747	5,982	21,952	23,709
General and administrative	3,848	4,766	16,589	18,388
Other charges	3	250	27	327
Reimbursable costs from related parties	275	269	1,078	1,105
Total operating expenses	63,817	75,329	268,568	289,702
Operating income (loss) before gain on sale of hotel properties	3,920	(218)	26,507	27,507
Gain on sale of hotel properties	6,863	5,867	14,369	5,713
Operating income	10,783	5,649	40,876	33,220
Interest and other income	78	85	270	1,712
Interest expense, including amortization of deferred fees	(6,151)	(7,588)	(25,659)	(30,880)
Loss on early extinguishment of debt	—	—	(174)	(17)
Income (loss) before income tax expense	4,710	(1,854)	15,313	4,035
Income tax expense	—	—	—	—
Net income (loss)	4,710	(1,854)	15,313	4,035
Net (income) loss attributable to non-controlling interest	(97)	146	(260)	131
Net income (loss) attributable to Chatham Lodging Trust	4,613	(1,708)	15,053	4,166
Preferred dividends	(1,987)	(1,987)	(7,950)	(7,950)
Net income (loss) attributable to common shareholders	$2,626	$(3,695)	$7,103	$(3,784)
Income (loss) per common share - basic:
Net income (loss) attributable to common shareholders	$0.05	$(0.08)	$0.14	$(0.08)
Income (loss) per common share - diluted:
Net income (loss) attributable to common shareholders	$0.05	$(0.08)	$0.14	$(0.08)
Weighted average number of common shares outstanding:
Basic	48,307,638	48,907,102	48,793,017	48,900,997
Diluted	49,107,204	48,907,102	49,992,069	48,900,997
Distributions per common share:	$0.09	$0.07	$0.36	$0.28

CHATHAM LODGING TRUST

FFO and EBITDA

(In thousands, except share and per share data)

	For the three months ended		For the years ended
	December 31,		December 31,
	2025	2024	2025	2024
Funds From Operations (“FFO”):
Net income (loss)	$4,710	$(1,854)	$15,313	$4,035
Preferred dividends	(1,987)	(1,987)	(7,950)	(7,950)
Net income (loss) attributable to common shares and common units	2,723	(3,841)	7,363	(3,915)
Gain on sale of hotel properties	(6,863)	(5,867)	(14,369)	(5,713)
Depreciation of hotel properties owned	14,108	14,802	57,664	59,513
Impairment loss	—	4,256	—	4,256
FFO attributed to common share and unit holders	9,968	9,350	50,658	54,141
Amortization of finance lease assets	459	430	1,887	1,010
Other charges	3	250	27	327
Loss on early extinguishment of debt	—	—	174	17
Adjusted FFO attributed to common share and unit holders	$10,430	$10,030	$52,746	$55,495
Weighted average number of common shares and units
Basic	50,028,224	50,816,444	50,522,421	50,757,548
Diluted	50,827,790	51,134,893	51,721,473	51,172,183

	For the three months ended		For the years ended
	December 31,		December 31,
	2025	2024	2025	2024
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”):
Net income (loss)	$4,710	$(1,854)	$15,313	$4,035
Interest expense, including amortization of deferred fees	6,151	7,588	25,659	30,880
Depreciation and amortization	14,616	15,286	59,749	60,741
EBITDA	25,477	21,020	100,721	95,656
Impairment loss	—	4,256	—	4,256
Gain on sale of hotel properties	(6,863)	(5,867)	(14,369)	(5,713)
EBITDAre	18,614	19,409	86,352	94,199
Other charges	3	250	27	327
Loss on early extinguishment of debt	—	—	174	17
Share based compensation	1,546	1,487	6,256	6,398
Adjusted EBITDA	$20,163	$21,146	$92,809	$100,941

CHATHAM LODGING TRUST

ADJUSTED HOTEL EBITDA

(In thousands, except share and per share data)

	For the three months ended		For the years ended
	December 31,		December 31,
	2025	2024	2025	2024

Net income (loss)	$4,710	$(1,854)	$15,313	$4,035
Add: Interest expense, including amortization of deferred fees	6,151	7,588	25,659	30,880
Depreciation and amortization	14,616	15,286	59,749	60,741
Corporate general and administrative	3,848	4,766	16,589	18,388
Other charges	3	250	27	327
Impairment loss	—	4,256	—	4,256
Loss on early extinguishment of debt	—	—	174	17
Less: Interest and other income	(78)	(85)	(270)	(1,712)
Gain on sale of hotel properties	(6,863)	(5,867)	(14,369)	(5,713)
Adjusted Hotel EBITDA	$22,387	$24,340	$102,872	$111,219

Total revenue	$67,737	$75,111	$295,075	$317,209
Reimbursable costs from related parties	(275)	(269)	(1,078)	(1,105)
Hotel revenue	$67,462	$74,842	$293,997	$316,104
Hotel EBITDA margin	33.2%	32.5%	35.0%	35.2%

CHATHAM LODGING TRUST

Reconciliations of Guidance Net Income to FFO, Adjusted FFO,

EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA

(In thousands, except share and per share data)

	For the year ended
	December 31, 2026
	Low-End	High-End
Funds From Operations (“FFO”):
Net loss	$(4,969)	$(15)
Preferred dividends	(8,000)	(8,000)
Net loss attributable to common shares and common units	(12,969)	(8,015)
Depreciation of hotel properties owned	57,794	57,794
FFO attributable to common share and unit holders	44,825	49,779
Share based compensation	6,100	6,100
Amortization of finance lease assets	1,885	1,885
Other Charges	11	11
Adjusted FFO attributable to common share and unit holders	$52,821	$57,775
Weighted average number of common shares and units
Diluted	50,880	50,880
Adjusted FFO per diluted share	$1.04	$1.14

	For the year ended
	December 31, 2026
	Low-End	High-End
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”):
Net loss	$(4,969)	$(15)
Interest expense, including amortization of deferred fees	23,200	23,200
Depreciation and amortization	59,879	59,879
EBITDA	78,110	83,064
EBITDAre	78,110	83,064
Other Charges	11	11
Share based compensation	6,100	6,100
Adjusted EBITDA	$84,221	$89,175

	For the year ended
	December 31, 2026
	Low-End	High-End

Net loss	$(4,969)	$(15)
Add: Interest expense, including amortization of deferred fees	23,200	23,200
Depreciation and amortization	59,879	59,879
Other Charges	11	11
Corporate general and administrative	17,200	17,200
Less: Interest and other income	(100)	(100)
Adjusted Hotel EBITDA	$95,221	$100,175

Total revenue	$285,342	$291,461
Reimbursable costs from related parties	(1,100)	(1,100)
Hotel revenue	$284,242	$290,361
Hotel EBITDA margin	33.5%	34.5%